UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2012

Omni Ventures, Inc.
(Exact name of registrant as specified in its charter)

Kansas
(State or Other Jurisdiction of Incorporation)

333-156263	26-3404322
(Commission File Number)	(IRS Employer Identification No.)

10940 Parallel Parkway, Suite K-257, Kansas City, KS	66109
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-0823
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 13, 2012, the Company and Agile Opportunity Fund, LLC (“Agile”), entered into a License Agreement whereas Agile will have a worldwide non-exclusive license to reproduce, manufacture, distribute, sell and otherwise make use of the Company’s logos, trade names and trademarks.  Agile will pay the Company a 2% royalty on gross revenues. The Company has a note payable to Agile dated November 2010.

Item 5.01.  Changes in Control of Registrant.

On December 20, 2012, Globanc Corporation (“Globanc”) sold 20,000,000 shares of restricted common stock and 23,124,330 shares of Series A preferred stock of the Company (collectively the “Purchased Shares”) to Ventco, Inc. (“Ventco”).  The Purchased Shares, with the super voting rights of the preferred stock (ten votes per share), as of December 20, 2012, control 65.0% of the outstanding votes of the Company’s outstanding shares.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Director.  On December 17, 2012, David Propis resigned as a Director of the Company.  Mr. Propis will be working with the Company under a licensing agreement as discussed in Item 1.01.

Item 9.01.  Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMNI VENTURES, INC.

Date: December 26, 2012	By:	/s/ Bruce Harmon
Bruce Harmon
Interim Chief Executive Officer

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